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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 8, 2000


                          The Williams Companies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       1-4174                 73-0569878
     ---------------                 ------------          -------------------
     (State or other                 (Commission            (I.R.S. Employer
     jurisdiction of                 File Number)          Identification No.)
      incorporation)



                   One Williams Center, Tulsa, Oklahoma 74172
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              (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000




                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         The Williams Companies, Inc., (the "Company") reported unaudited 1999 net income of $221.4 million, or 50 cents per share on a diluted basis, compared with 1998's restated net income of $122.3 million, or 27 cents per share.

Item 7. Financial Statements and Exhibits.

         The Company files the following exhibit as part of this report:

         Exhibit 99. Copy of the Company's press release, dated February 8,
                     2000, publicly announcing the earnings reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        THE WILLIAMS COMPANIES, INC.




Date: February 9, 2000                  /s/ SHAWNA L. GEHRES
                                        -----------------------------------
                                        Name: Shawna L. Gehres
                                        Title:   Corporate Secretary


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                               INDEX TO EXHIBITS

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
    99         Copy of the Company's press release, dated February 8, 2000, publicly announcing the earnings reported herein.